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Exhibit  21.1
                         Subsidiaries of Maritrans Inc.

Maritrans Inc.                                       Delaware corporation

Subsidiaries of Maritrans Inc.:

      o  Maritrans Transportation Inc.               Delaware corporation
      o  Maritrans Holdings Inc.                     Delaware corporation
      o  Maritrans Business Services Co. Inc.        Delaware corporation

Subsidiaries of Maritrans Transportation Company:
      o   Maritrans General Partner Inc.             Delaware corporation
      o   Maritrans Operating Company L.P.           Delaware corporation
      o   Maritrans Barge Co.                        Delaware corporation
      o   Maritrans Tankers Inc.                     Delaware corporation

Subsidiaries of Barge Co.:

      o  Maritrans Liberty Co.                       Nevada corporation
      o  Maritrans Intrepid Co.                      Nevada corporation
      o  Maritrans Freedom Co.                       Nevada corporation
      o  Maritrans Navigator Co.                     Nevada corporation
      o  Maritrans Enterprise Co.                    Nevada corporation
      o  Maritrans Columbia Co.                      Nevada corporation
      o  Maritrans Honour Co.                        Nevada corporation
      o  Maritrans Valour Co.                        Nevada corporation
      o  Maritrans Independence Co.                  Nevada corporation
      o  Maritrans Seafarer Co.                      Nevada corporation
      o  Maritrans Constitution Co.                  Nevada corporation
      o  Maritrans Tug Co.                           Nevada corporation
      o  Maritrans 196 Co.                           Nevada corporation
      o  Maritrans 244 Co.                           Nevada corporation
      o  Maritrans 192 Co.                           Nevada corporation
      o  Maritrans 193 Co.                           Nevada corporation
      o  Maritrans 210 Co.                           Nevada corporation
      o  Maritrans 211 Co.                           Nevada corporation
      o  Maritrans 215 Co.                           Nevada corporation
      o  Maritrans 400 Co.                           Nevada corporation
      o  Maritrans 300 Co.                           Nevada corporation
      o  Maritrans 250 Co.                           Nevada corporation
      o  Maritrans 252 Co.                           Nevada corporation

Subsidiaries of Tankers Inc.:

      o  Maritrans Integrity Co.                     Nevada corporation
      o  Maritrans Perseverance Co.                  Nevada corporation
      o  Maritrans Diligence Co.                     Nevada corporation
      o  Maritrans Allegiance Co.                    Nevada corporation